Exhibit 107
CALCULATION OF FILING FEE TABLE
FORM S-3
(Form Type)
UNITY SOFTWARE INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.000005 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)		(2)
	Equity	Preferred Stock, par value $0.000005 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)		(2)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)		(2)
	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)		(2)
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.000005 per share	Rule 415(a)(6)	7,870,795 (3)	(4)	(4)		(4)	S-3	333-260984	November 12, 2021	$42,440.76 (4)
	Total Offering Amounts					(4)		N/A
	Total Fees Previously Paid							(4)
	Total Fee Offsets							N/A
	Net Fee Due							N/A
(1)    An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)    The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee.
(3)    With respect to this secondary offering, this registration statement registers 7,870,795 shares of Common Stock, par value $0.000005 per share, of Unity Software Inc. (the “Common Stock”). Pursuant to Rule 416, this registration statement also relates to an indeterminate number of additional shares of Common Stock which may be issued with respect to such shares of Common Stock by way of stock splits, stock dividends, reclassifications or similar transactions.
(4)    Pursuant to Rule 415(a)(6), Unity Software Inc. includes on this registration statement 7,870,795 shares of Common Stock (the “Unsold Securities”) to be offered by the selling stockholders for which filing fees in the aggregate amount of $42,440.76 (based on the filing fee rates in effect at the time such shares were initially registered) were previously paid in connection with the filing of the prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(7) under the Securities Act on December 1, 2022 to the registrant’s Registration Statement on Form S-3ASR (File No. 333-260984) (the “Prior Registration Statement”), filed with the Commission on November 12, 2021, and the filing fees previously paid will continue to apply to the Unsold Securities to be offered by the selling stockholders. The Prior Registration Statement will be deemed terminated as of the filing date of this Registration Statement.